UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

ICON Oil & Gas Fund-A L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	333-177051-03	45-3053605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 South Boston Avenue, Suite 703
Tulsa, Oklahoma 74103

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Ramsey Field – Payne County, Oklahoma

 Effective September 1, 2013, ICON Oil & Gas Fund-A L.P. (the “Fund”) completed the purchase of a production payment (the “Production Payment”) from Special Exploration, LLC (“Special Exploration”) covering certain producing oil and natural gas wells (the “Wells”) in the Ramsey Field located in Payne County, Oklahoma for a purchase price of $67,500 (the “Purchase Price”).  The Ramsey Field covers approximately 800 acres in the Wilcox, Hunton, Viola, Red Fork and Mississippi formations within the area, which has historically produced in excess of 20 million barrels of oil and 1.5 billion cubic feet of gas.  It is anticipated that the Wells subject to the Production Payment have the potential to produce an additional 360 thousand barrels of oil and 1.90 billion cubic feet of gas.

Under the terms of the Production Payment, Special Exploration will pay to the Fund a percentage of the cash proceeds received from the oil and natural gas produced, marketed and sold from each Well per month (the “Proceeds”), plus monthly interest on the Purchase Price accruing at a rate of 15% per year, until such time as the Purchase Price is repaid in full but in no event later than September 1, 2018.  In the event that monthly Proceeds are insufficient to satisfy the preceding month’s accrued interest, the aggregate Purchase Price to be repaid by Special Energy will increase in an amount equal to such deficiency.

Certain of the information above as well as certain additional information regarding the Ramsey Field is summarized in the table below:

The Ramsey Field

County/State	Payne County, Oklahoma
Type of Interest	Production Payment
Primary Objectives	Hunton, Wilcox
Average Depth	4,900 feet
Acreage	800 acres
Estimated Proven Reserves	360 MBL oil / 1.90 BCF gas
Net Revenue Interest	Approximately 85%

Forward-Looking Statements

Certain statements within this current report on Form 8-K may constitute forward-looking statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements include such things as (i) references to estimated recoverable reserves, (ii) references to estimated potential well counts and (iii) other similar matters.  These forward-looking statements reflect the Fund’s current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside the Fund’s control that may cause actual results to differ materially from those projected.  Although the Fund believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Fund cannot assure investors that the Fund’s expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, the Fund undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to the Fund or to individuals acting on its behalf are expressly qualified in their entirety by this section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Oil & Gas Fund-A L.P.
By: ICON Oil & Gas GP, LLC, its Managing General Partner

Dated: October 11, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer